Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of South Plains Financial, Inc. on Form S-8 (Registration No. 333-231667) of our report dated July 30, 2019 of our audit of the financial statements of West Texas State Bank appearing in this Current Report on Form 8-K/A of South Plains Financial, Inc., dated January 28, 2020.

/s/ Weaver and Tidwell, L.L.P.

Fort Worth, Texas
January 28, 2020